UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 22, 2006
THORATEC CORPORATION
(Exact name of registrant as specified in its charter)

California	1-8145	94-2340464

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6035 Stoneridge Drive
Pleasanton, California 94588
(Address of principal executive offices including zip code)
(925) 847-8600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (c) On December 4, 2006, Thoratec Corporation (the “Company”) issued a press release, which is furnished herewith as Exhibit 99.1, announcing that it has hired David V. Smith as Executive Vice President and Chief Financial Officer of the Company. Mr. Smith, 47, will join the Company effective December 29, 2006. Mr. Smith was Vice President, Chief Financial Officer of Chiron Corporation, a global pharmaceutical company, from April 2003 until April 2006. Mr. Smith served as Chiron’s Vice President, Finance from February 2002 until April 2003 and as Chiron’s Vice President and Principal Accounting Officer from February 1999 until February 2002. Prior to joining Chiron, Mr. Smith served as the Vice President, Finance and Chief Financial Officer of Anergen, Inc. from 1997 until he joined Chiron. From 1988 to 1997, Mr. Smith held various financial management positions with Genentech, Inc., in both the United States and Europe.
     In accordance with the terms of his employment arrangement with the Company, which is evidenced by an offer letter agreement dated November 22, 2006 (the “Offer Letter Agreement”), Mr. Smith has entered into an at-will employment relationship with the Company providing for an annual base salary of $340,000. Mr. Smith will also be paid a signing bonus of $240,000, twenty-five percent (25%) of which will be paid within 30 days after his hire date, and twenty-five percent (25%) of which will be paid on the first, second and third anniversaries of the initial payment, subject to his continued employment with the Company. Mr. Smith will be granted nonstatutory stock options to purchase 66,667 shares of the Company’s Common Stock on his start date and nonstatutory stock options to purchase 33,333 shares of the Company’s Common Stock in conjunction with the Company’s annual grant process in 2007. These options each vest in four equal installments on the first four anniversaries of their grant dates. Mr. Smith will also be granted 26,667 restricted shares of the Company’s Common Stock sixty (60) days after his start date and 13,333 restricted shares of the Company’s Common Stock in conjunction with the Company’s annual grant process in 2007. These restricted shares vest in four equal installments on the first four anniversaries of their grant dates. Mr. Smith will also be eligible to receive an annual bonus equal to seventy-five percent (75%) of his base salary beginning in 2007, with his target bonus percentage increasing to eighty percent (80%) beginning in 2009, based on the achievement of individual and corporate objectives. Mr. Smith is also entitled to all other benefits provided to Company executives. The Company will also enter into the Company’s standard form of separation benefits agreement with Mr. Smith whereby he will be entitled to severance in an amount equal to his annual base salary if his employment is terminated without cause, and two times his annual base salary and two times his bonus if his employment is terminated in connection with a change of control.
     Mr. Smith’s Offer Letter Agreement is attached as Exhibit 10.1 to this report on Form 8-K and is incorporated herein by reference. This description summarizes certain provisions of the Offer Letter Agreement and is qualified in its entirety by reference to the terms and conditions in the attached document.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

10.1	Offer Letter Agreement by and between the Company and David V. Smith, dated November 22, 2006.

99.1	Press release dated December 4, 2006.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated as of December 4, 2006

THORATEC CORPORATION
By:	/s/ Gerhard F. Burbach
Gerhard F. Burbach
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter Agreement by and between the Company and David V. Smith, dated November 22, 2006.

99.1	Press release dated December 4, 2006.

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